UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015 (August 10, 2015)

_________________________________CLARCOR Inc.__________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN 37067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code _____615-771-3100________________________________

________________________________________________________________________________________________
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, the Board of Directors of CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”) increased the size of the Company’s Board of Directors to ten members and elected Thomas W. Giacomini, 50, as a director of the Company effective immediately.   Mr. Giacomini will be included in the class of the Company’s directors who will stand for reelection by the Company’s shareholders at the Company’s next Annual Meeting, which is contemplated to be held in March 2016.  On August 11, 2015, the Company issued a press release regarding Mr. Giacomini’s appointment, a copy of which is attached hereto.

The Board of Directors affirmatively determined that Mr. Giacomini qualifies as an independent director under the categorical standards of the corporate governance rules of New York Stock Exchange and as defined under applicable law. It is not yet known to which committee(s) of the Board of Directors Mr. Giacomini will be appointed. The Board will make such appointment(s) following a recommendation by the Board’s Directors’ Affairs/Corporate Governance Committee.

There are no arrangements or understandings between Mr. Giacomini and any person pursuant to which Mr. Giacomini was selected as a director, and there are no actual or proposed transactions between Mr. Giacomini or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

As of the date of his appointment Mr. Giacomini is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company’s directors, as more particularly described on pages 9 and 10 of the Company’s proxy statement filed February 23, 2015, under the sub-heading “Meetings and Fees”. In accordance with such plans, on the date of his appointment Mr. Giacomini was awarded 1,167 shares of the Company’s common stock as equity-based compensation payable to all non-employee directors of the Company and another 742 shares of the Company’s common stock, which Mr. Giacomini elected to take in lieu of his cash annual retainer. Each of the foregoing awards was made in respect of, and prorated to, Mr. Giacomini’s service from the date of his appointment until the anticipated date of the Company’s next Annual Meeting.

Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Giacomini will participate in connection with his appointment.

Item 9.01 Financial Statements & Exhibits

Exhibit 99.1 - Press Release dated August 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By__/s/Richard M. Wolfson ______________________ ___
Richard M. Wolfson
Vice President - General Counsel and Corporate Secretary

Date: August 11, 2015